Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES REPORTS FIRST QUARTER 2023 RESULTS

– Total Net Sales of $130.8 Million versus $143.6 million in Prior Year First Quarter –
– Net Income of $0.9 Million versus $5.2 Million in Prior Year First Quarter –
– EBITDA of $6.9 Million versus $10.0 Million in Prior Year First Quarter –
– Board of Directors Approved $0.14 Dividend for Next Quarterly Payment –
– Reaffirms Full-Year Guidance –

ST. PETERSBURG, Fla., May 8, 2023 – Superior Group of Companies, Inc. (NASDAQ: SGC) (the “Company”), today announced its first quarter 2023 results.

First Quarter Results

For the first quarter of 2023, net sales of $130.8 million compared to first quarter 2022 net sales of $143.6 million. Net income of $0.9 million or $0.06 per diluted share compared to $5.2 million or $0.32 per diluted share, respectively, in the first quarter of 2022.

“We’ve kicked off 2023 as expected with our Contact Centers segment continuing strong sales growth above 20% while soft economic conditions restrained growth at our Healthcare Apparel and Branded Products segments. During the quarter, we delivered on our commitment to drive significant free cash flow, lower working capital and reduce our net leverage position. As a result, SGC is in an attractive position to generate improved growth and profitability during the second half of the year as we indicated last quarter,” said Michael Benstock, Chief Executive Officer.  “Today, we are reaffirming our full-year outlook, and as we wait for macro conditions to turn more favorable, our team remains focused on winning in the marketplace every day while optimizing our longer-term strategy to capitalize on the large and attractive end markets we serve.  I also am pleased that our Board recently approved another quarterly dividend, reflecting our confidence in our continued solid performance during subdued economic times, and am excited about the many opportunities ahead of us to drive long-term shareholder value.”

Second Quarter 2023 Dividend

The Board of Directors declared a quarterly dividend of $0.14 per share, payable June 2, 2023, to shareholders of record as of May 19, 2023.

2023 Full-Year Outlook

For full-year 2023, the Company continues to forecast sales to be $585 million to $595 million compared $579 million in 2022, and earnings per share to be $0.92 to $0.97 compared to $0.62 of adjusted earnings per share in 2022.

Webcast and Conference Call

The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://ir.superiorgroupofcompanies.com/Presentations. Interested individuals may also join the teleconference by dialing 1-844-861-5505 for U.S. dialers and 1-412-317-6586 for International dialers. The Canadian Toll-Free number is 1-866-605-3852. Please ask to be joined to the Superior Group of Companies call. A telephone replay of the teleconference will be available through May 20, 2023. To access the replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 from international locations. Canadian dialers can access the replay at 855-669-9658. Please reference conference number 3580777 for all replay access.

Disclosure Regarding Forward Looking Statements

Certain matters discussed in this Form 10-Q are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” "anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this Quarterly Report on Form 10-Q may include, without limitation: (1) projections of revenue, income, and other items relating to our financial position and results of operations, including short term and long term plans for cash (2) statements of our plans, objectives, strategies, goals and intentions, (3) statements regarding the capabilities, capacities, market position and expected development of our business operations, (4) statements of expected industry and general economic trends and (5) the projected impact of the COVID-19 pandemic on our, our customers’, and our suppliers’ businesses.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the impact of competition; uncertainties related to supply disruptions, inflationary environment (including with respect to the cost of finished goods and raw materials and shipping costs), employment levels (including labor shortages) and general economic and political conditions in the areas of the world in which the Company operates or from which it sources its supplies or the areas of the United States of America (“U.S.” or “United States”) in which the Company’s customers are located; lingering effects of the COVID-19 pandemic, including existing and possible future variants, on the United States and global markets, our business, operations, customers, suppliers and employees, including the length and scope of restrictions imposed by various governments and organizations and the continuing success of efforts to deliver effective vaccines and boosters, among other factors; changes in the healthcare, retail, hotel, food service, transportation and other industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, discover liabilities associated with such businesses during the diligence process, successfully integrate any acquired businesses, or successfully manage our expanding operations; the price and availability of cotton and other manufacturing materials; attracting and retaining senior management and key personnel; the effect of the Company’s material weakness in internal control over financial reporting; the Company’s ability to successfully remediate its material weakness in internal control over financial reporting and to maintain effective internal control over financial reporting; and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

About Superior Group of Companies, Inc. (SGC): Superior Group of Companies™, established in 1920, is a combination of companies that help our customers unlock the power of their brands by creating extraordinary brand engagement experiences for their employees and customers. SGC’s commitment to service, technology, quality and value-added benefits, as well as our financial strength and resources, provides unparalleled support for our customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of our business segments. Visit www.superiorgroupofcompanies.com for more information.

Contact:

Investor Relations

Investors@superiorgroupofcompanies.com

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Net sales	$130,773	$143,582

Costs and expenses:
Cost of goods sold	83,665	93,801
Selling and administrative expenses	43,379	42,214
Other periodic pension costs	214	528
Interest expense	2,570	299
	129,828	136,842
Income before taxes on income	945	6,740
Income tax expense	57	1,510
Net income	$888	$5,230

Net income per share:
Basic	$0.06	$0.33
Diluted	$0.06	$0.32

Weighted average shares outstanding during the period:
Basic	15,882,994	15,679,027
Diluted	16,118,329	16,165,268

Cash dividends per common share	$0.14	$0.12

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,600	$17,722
Accounts receivable, less allowance for doubtful accounts of $6,346 and $7,622, respectively	94,859	104,813
Accounts receivable - other	398	3,326
Inventories	122,214	124,976
Contract assets	51,390	52,980
Prepaid expenses and other current assets	11,856	14,166
Total current assets	307,317	317,983
Property, plant and equipment, net	51,460	51,392
Operating lease right-of-use assets	13,853	9,113
Deferred tax asset	10,704	10,718
Intangible assets, net	54,427	55,753
Other assets	12,658	11,982
Total assets	$450,419	$456,941

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,580	$42,060
Other current liabilities	31,608	38,646
Current portion of long-term debt	3,750	3,750
Current portion of acquisition-related contingent liabilities	806	736
Total current liabilities	86,744	85,192
Long-term debt	139,673	151,567
Long-term pension liability	13,019	12,864
Long-term acquisition-related contingent liabilities	1,612	2,245
Long-term operating lease liabilities	8,468	3,936
Other long-term liabilities	8,248	8,538
Total liabilities	257,764	264,342
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding 16,498,312 and 16,376,683 shares, respectively	16	16
Additional paid-in capital	73,730	72,615
Retained earnings	121,572	122,979
Accumulated other comprehensive loss, net of tax:
Pensions	(1,072)	(1,113)
Foreign currency translation adjustment	(1,591)	(1,898)
Total shareholders’ equity	192,655	192,599
Total liabilities and shareholders’ equity	$450,419	$456,941

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$888	$5,230
Adjustments to reconcile net income to net cash provided by (used) in operating activities:
Depreciation and amortization	3,388	2,923
Provision for bad debts - accounts receivable	(97)	639
Share-based compensation expense	1,080	1,212
Deferred income tax provision	-	46
Change in fair value of acquisition-related contingent liabilities	(563)	406
Change in fair value of written put options	(442)	-
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	10,150	760
Accounts receivable - other	2,928	(907)
Contract assets	1,590	(2,969)
Inventories	2,807	(8,713)
Prepaid expenses and other current assets	2,403	(1,897)
Other assets	(657)	(524)
Accounts payable and other current liabilities	1,596	(5,744)
Long-term pension liability	209	553
Other long-term liabilities	(230)	258
Net cash provided by (used in) operating activities	25,050	(8,727)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,114)	(4,188)
Acquisition of businesses	-	(125)
Net cash used in investing activities	(2,114)	(4,313)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings of debt	1,000	62,858
Repayment of debt	(12,938)	(48,998)
Payment of cash dividends	(2,295)	(1,918)
Proceeds received on exercise of stock options	35	196
Tax withholdings on vesting of restricted shares and performance based shares	-	(232)
Net cash provided by (used in) financing activities	(14,198)	11,906

Effect of currency exchange rates on cash	140	514
Net increase (decrease) in cash and cash equivalents	8,878	(620)
Cash and cash equivalents balance, beginning of period	17,722	8,935
Cash and cash equivalents balance, end of period	$26,600	$8,315

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except share and par value data)

	Three Months Ended March 31,
	2023	2022
Net income	$888	$5,230
Interest expense	2,570	299
Income tax expense	57	1,510
Depreciation and amortization	3,388	2,923
EBITDA(1)	$6,903	$9,962

(1) EBITDA, which is a non-GAAP financial measure, is defined as net income excluding interest expense, income tax expense and depreciation and amortization expense. The Company believes EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest expense from outstanding debt), (ii) tax consequences and (iii) asset base (depreciation and amortization). The Company uses EBITDA internally to monitor operating results and to evaluate the performance of its business. In addition, the compensation committee has used EBITDA in evaluating certain components of executive compensation, including performance-based annual incentive programs. EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA are significant components in understanding and assessing the Company’s results of operations. The presentation of the Company’s EBITDA may change from time to time, including as a result of changed business conditions, new accounting pronouncements or otherwise. If the presentation changes, the Company undertakes to disclose any change between periods and the reasons underlying that change. The Company’s EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.